Exhibit 4.135

Technical Support Agreement

by and between

Fortune Software (Beijing) Co., Ltd.

and

Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

July 2018

Beijing China

Contents

1 Definitions3

2 Technical Support Service4

3 Technical Support Service Fee4

4 Representations and Warranties4

5 Confidentiality4

6 Governing Law and Liabilities for Breach of Contract4

7 Dispute Resolution5

8 Effectiveness and Term of Agreement5

9 No Survival5

10 Restriction on Transfer5

11 Amendment to Agreement5

12 Counterparts6

13 Miscellaneous6

Appendix I Contents of Technical Support Service7

Appendix II Technical Support Fee8

Technical Support Agreement

This Technical Support Agreement (hereinafter referred to as “Agreement”) is entered into on July 11, 2018 in Beijing, the People’s Republic of China (hereinafter referred to as “China”) by and between:

Party A: Fortune Software (Beijing) Co., Ltd.

Registered address: Suite 07, 7/F, Building 2, 26, 28 and 30 Xuanwumenwai Street, Xicheng District, Beijing

Party B: Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

Registered address: Suite 2704, 27/F, Huarong Mansion, Mintian Road, Futian District, Shenzhen

Legal representative: Yong Ma

Whereas:

1) Party A, a limited liability company organized and validly existing under the laws of China, has expertise and resources in technical aspects involved in asset management and related businesses and provides technical support to Party B in the aforesaid service;

2) Party B is a limited liability company organized and validly existing under the laws of China, and engages Party A to provide technical support service related to such business operation for the purpose of promoting its business expansion and development in the aforesaid service area.

The Parties, in the principles of cooperation in good faith, equality & mutual benefit and joint development, make and enter into an agreement as follows through friendly consultation in accordance with the provisions of related laws and regulations of China:

1 Definitions

For the purpose of this Agreement, the following terms shall have the meaning as set forth below:

1.1 This Agreement means this Technical Support Agreement and the appendices hereto and the written documents duly entered into by the Parties from time to time for the purpose of amending and supplementing this Agreement;

1.2 China means the People’s Republic of China and, for the purpose of this Agreement, excluding Hong Kong, Taiwan and Macao.

1.3 Date means a certain day in a certain month of a certain year; “within” and “no later than” a certain day in this Agreement include the given day.

2 Technical Support Service

2.1 The contents of technical support service (“Service”): Party A agrees to provide, from the effective date hereof, to Party B the related Service actually required by Party B and listed in Appendix I (“Appendix I”).

2.2 Exclusive Service provider: Party A serves as the exclusive Service provider for Party B. Without the written consent of Party A, Party B shall not engage any other third party to provide the Service listed herein.

3 Technical Support Service Fee

3.1 Amount and payment: Party B shall pay certain fees to Party A on an annual basis pursuant to Appendix II as the technical support service fee (“Service Fee”).

3.2 Reasonable expenses: Party A shall charge Party B, in addition to the Service Fee, all reasonable expenses related to the Service, including but not limited to the expenses on traveling, board & lodging, transportation, communication, based on the amount of expenses actually incurred.

4 Representations and Warranties

4.1 Each Party hereby represents and warrants to the other Party that:

4.1.1 it has all the necessary rights, power and authority to enter into this Agreement and perform all obligations and responsibilities hereunder;

4.1.2 the execution or performance hereof does not breach any significant contract or agreement to which it is a party or by which such Party or any of its assets is bound upon.

5 Confidentiality

5.1 Without the prior consent of both Parties, each Party shall keep the contents hereof confidential and shall not disclose the contents hereof to any other person or make any announcements with respect to any contents hereof. Notwithstanding the foregoing provisions in this Article 5, the provisions of this Article will not prohibit (i) any disclosure made pursuant to applicable laws of the United State, China or relevant countries or the rules of any stock exchange; (ii) any disclosure of any information that is publicly known through no default of the disclosing party; or (iii) any disclosure made by either Party to its shareholders, legal counsels, accountants, financial adviser, or other professional consultants that have confidentiality obligations to such Party.

5.2 The Parties agree that this Article 5 shall survive the invalidation, amendment, rescission or termination of this Agreement.

6 Governing Law and Liabilities for Breach of Contract

6.1 The execution, validity, interpretation, and performance of the Agreement and the resolution of dispute in connection herewith shall be governed by the laws of China.

6.2 If either Party hereto breaches the provisions hereof, fails to fully perform this Agreement, makes any false representations and warranties herein, or makes any material concealment or major omission of fact, or fails to perform the warranties made by such Party, such Party shall constitute a breach of contract, and shall assume the corresponding liabilities for such breach of contract.

7 Dispute Resolution

7.1 Any dispute arising out of the performance of this Agreement shall be resolved by the disputing Parties through friendly consultation; In the event that the Parties fail to reach an agreement on dispute resolution within thirty (30) days after a Party proposes a request for dispute resolution through consultation, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration according to its then effective arbitration rules.

7.2 The dispute shall be submitted to the China International Economic and Trade Arbitration Commission, Beijing Arbitration Center, for arbitration in Beijing according to its then effective arbitration procedures; The arbitral tribunal shall have one (1) arbitrator, who shall be appointed by the chairman of China International Economic and Trade Arbitration Commission.

7.3 The award of the arbitration commission shall be final and binding on the Parties hereto. The arbitration cost (including but not limited to the arbitration fee and attorney’s fee) shall be borne by the losing Party, unless otherwise specified in the arbitration award.

8 Effectiveness and Term of Agreement

8.1 Effectiveness: This Agreement shall become effective immediately after being signed by Party A and Party B.

8.2 Term: The term of this Agreement shall be ten years, during which Party B shall not rescind this Agreement.

8.3 Renewal: This Agreement shall be automatically renewed for additional one-year period upon the expiry hereof, unless Party A gives a thirty (30) days’ prior notice to Party B on its intention not to renew this Agreement.

9 No Survival

9.1 Upon the termination of this Agreement, Party A shall assume no obligation to provide any Service hereunder to Party B.

10 Restriction on Transfer

10.1 Without the prior written consent of the other Party hereto, no Party shall transfer any right or obligation that it may have hereunder.

11 Amendment to Agreement

11.1 Upon the effectiveness of this Agreement, the Parties shall faithfully perform this Agreement. Any amendment hereto shall be invalid unless it is agreed upon in writing by consensus through consultation and subject to the necessary authorizations and approvals obtained by the Parties respectively. The amendment agreement and supplementary agreement relating to this Agreement that have been duly executed by the Parties are an integral part hereof and have the same legal effect with this Agreement.

12 Counterparts

12.1 This Agreement is executed in two (2) counterparts, with Party A and Party B each holding one (1) counterpart. Each counterpart shall have the same legal effect.

13 Miscellaneous

13.1 The title and headings of this Agreement are for the convenience of reference only and shall not affect the contents and interpretation of the body of the Agreement.

13.2 For any matter not stated herein, the Parties shall enter into a supplementary agreement as an appendix hereto, which shall constitute an integral part hereof and shall have the same legal effect as this Agreement.

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Appendix I Contents of Technical Support Service

To the extent permitted by law, the contents of the Service provided by Party A to Party B include:

(1) Providing technical support and professional training required for the business operation of Party B;

(2) Maintaining the computer system for Party B;

(3) Providing website design as well as the design, installation, debugging and maintenance of computer network system for Party B;

(4) Providing comprehensive security service for the website of Party B;

(5) Providing database support and software service;

(6) Providing other services related to Party B’s operation;

(7) Providing labor support upon the request of Party B, including but not limited to lending or dispatching related personnel (provided that Party B shall bear the related labor cost); and

(8) Other service contents as approved by the Parties.

Appendix II Technical Support Fee

The annual Service Fee shall be 30% of the “profit” of Party B in such year. The “profit” of Party B in the year means the amount that equals to the balance of total income of Party B in such year minus the routine or non-routine sales taxes, sales expenses, management expenses, financial expenses and other expenses, and such “profit” is the profit before the payment of other service fees specified in the Bundled Agreements. Such fee shall be fixed by Party A and Party B in writing on a quarterly basis and shall be paid by Party B within three (3) months after the settlement date.

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This Agreement is entered into by the following Parties on the date first written above.

Party A: Fortune Software (Beijing) Co., Ltd.

Company seal:

Authorized representative (signature):

Party B: Shenzhen Newrand Securities Advisory and Investment Co., Ltd.

Company seal:

Authorized representative (signature):